Exhibit 4.2

FORM OF PASS THROUGH CERTIFICATE

Certificate

No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*

[THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO.                     TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

EITHER: (A) THE HOLDER IS NOT ACQUIRING THIS CERTIFICATE OR AN INTEREST HEREIN WITH PLAN ASSETS OF ANY PLAN OR AN INDIVIDUAL RETIREMENT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); OR (B) THE HOLDER’S PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF SECTION 406(A) OF ERISA AND SECTION 4975 OF THE CODE BY AN ADMINISTRATIVE CLASS PROHIBITED TRANSACTION EXEMPTION GRANTED BY THE DEPARTMENT OF LABOR.

*	This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

UNITED AIR LINES PASS THROUGH TRUST

United Air Lines Pass Through Certificate, Series

Issuance Date:

Final Maturity Date:                     ,

Evidencing A Fractional Undivided Interest In The United Air Lines Pass Through Trust                     , The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By United Air Lines, Inc.

$[                        ] Fractional Undivided Interest

representing [0.000xxxxxxx]% of the Trust per $1,000 face amount

THIS CERTIFIES THAT                     , for value received, is the registered owner of a $                     (                                                                                                   DOLLARS) Fractional Undivided Interest in the United Air Lines Pass Through Trust                      (the “Trust”) created by Wilmington Trust Company, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of                     ,          (the “Basic Agreement”), between the Trustee and United Air Lines, Inc., a Delaware corporation (the “Company”), as supplemented by Trust Supplement No.                      thereto, dated as of                     ,          (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “United Air Lines Pass Through Certificates, Series                     ” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes, the Parent Guarantee with respect to such Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on                      and                      of each year (a “Regular Distribution Date”) commencing                     ,         , to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the

Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

[By acceptance of this Certificate, each Certificateholder will be deemed to:

(i) Represent that it is accepting this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii) Agree that any sale or other transfer by it of this Certificate will only be made to a QIB;

(iii) Agree that it will deliver to each person to whom it transfers this Certificate notice of these restrictions on transfer of this Certificate;

(iv) Agree that no registration of the transfer of a Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of this Certificate in which it states that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v) Understand that this Certificate will bear a legend substantially to the effect of the Restrictive Legend;

(vi) Acknowledge that the Company, the Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of this Certificate is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters. If it is acquiring this Certificate as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

(vii) Acknowledge that the foregoing restrictions apply to holders of beneficial interests in this Certificate as well as to registered holders of this Certificate; and

(viii) Acknowledge that the Trustee will not be required to accept for registration of transfer this Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.]

THE RELATED PASS THROUGH TRUST AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

UNITED AIR LINES PASS THROUGH TRUST

By:	WILMINGTON TRUST COMPANY, as Trustee

By:
Name: Title:

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name: Title: